NEBO PRODUCTS, INC.

                    EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT

Optionee:
          -------------------------------------------------
Date of Grant:
               ---------------------------
Number of Covered Shares:
                          --------------------
Exercise Price Per Share:
                          ------------------------

                  This Incentive Stock Option Agreement ("Agreement") is entered into as of the _____ day of __________________, 200__, between NEBO PRODUCTS, INC., a Utah corporation (the "Company"), and ____________________________
("Optionee").

                  WHEREAS, the Company has adopted the NEBO Products 2001 Stock Option Plan (the "Plan") and has approved the granting to certain employees of the Company incentive stock options to purchase common stock of the Company, par value $.001 per share ("Common Stock"); and

                  WHEREAS, Optionee is employed by the Company in a key executive capacity, or is engaged by the Company as an officer and/or employee, and the Company desires that Optionee remain in such employ and desires to secure or increase Optionee's stock ownership of the Company in order to increase Optionee's incentive and personal interest in the welfare of the Company.

                  NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

1. Grant of Options. On the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee incentive stock options as that term is used in Section 422 of the Code (the "ISOs") to purchase all or any part of an aggregate amount of _____________ (________) shares of the Common Stock of the Company at a purchase price of $____ per share, provided Optionee has agreed in writing to remain in the employ of, and to render services to, the Company for at least one (1) year from the date of this Agreement (unless such requirement is waived in the sole discretion of the Committee). However, to the extent that the Fair Market Value of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a nonqualified stock option ("NSO"). The ISOs and the NSOs are collectively referred to herein as the "Options".


2. Term of Options; Vesting Schedule. Except as otherwise provided in Sections 5 and 11 below, the Options shall vest and become exercisable pursuant to the following vesting schedule, and shall remain exercisable until five (5) years after the date of this Agreement (unless the Options are categorized as NSOs, in which case they shall remain exercisable until five (5) years after the date of this Agreement), at which time the Options shall terminate and not be exercisable thereafter:

          a. Options to purchase _____________ (______) of the total number of shares subject to Options granted shall vest and become exercisable, provided Optionee satisfactorily completes six (6) months of service (as determined by the Company's Board of Directors).

          b. Options to purchase ______________ (_______) of the total number of shares subject to Options granted shall vest and become exercisable, provided Optionee satisfactorily completes an additional three (3) months of service.

3. Exercise of Options. The Options or any portion thereof may be exercised by Optionee paying the purchase price of any shares with respect to which the Options are being exercised by cash, certified check or cashier's check (but no personal checks unless otherwise approved by the Committee). Except as otherwise provided by the Committee before the Option is exercised, (i) all or a portion of the Exercise Price may be paid by Optionee by delivery of shares of Common Stock already owned by Optionee for at least six (6) months and acceptable to the Committee having an aggregate Fair Market Value (as of the date of exercise) that is equal to the amount of cash that would otherwise be required; or (ii) Optionee may pay the Exercise Price by delivery of Optionees full-recourse promissory note at an interest rate to be determined by the Committee, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes and provided that Optionee has not had an Involuntary Termination of Employment. In each case Optionee's payment shall be delivered with a written notice of exercise which shall:

          a. State the number of shares being exercised, the name, address and social security number of each person for whom the stock certificate or certificates for such shares of the Common Stock are to be registered;

          b.  Contain  any  representations  and  agreements  as  to  Optionee's
     investment   intent  with  respect  to  the  shares  exercised  as  may  be satisfactory to the Company's counsel; and

          c. Be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than Optionee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Options.

                  In addition, upon and effective as of the date of exercise of the Option under this Agreement, Optionee agrees, represents and warrants that Optionee (i) is acquiring the shares of Common Stock for investment with no present intention of distributing or selling such shares or any interest therein except as permitted under this Agreement; (ii) is not only an employee but also a director or executive officer of the Company experienced in making risky investments and has the capacity to protect his interests in connection with making his decision to exercise the Option; (iii) is well-informed or capable of asking questions of the Company's officials to make himself well-informed concerning the nature of his investment decision to exercise the Option and of the true financial status of the Company; and (iv) has obtained, analyzed and retained (or elected not to retain) copies of the Company's current financial statements. Further, as a condition to the exercise of the Options, the Company may require the person exercising the Options to make any representation and warranty to the Company that may be required by any applicable law or regulation.

4.       Termination of Employment or Death.

          a. In the event Optionee's employment shall be involuntarily terminated by the Company without cause, the Options shall only be exercisable for those portions of the Options which have completely vested as of the date of Involuntary Termination of Employment and may be exercised within three months after the date of termination by the Company.

          b. In the event Optionee dies while employed by the Company or within three (3) months after termination of employment with the Company by reason of Retirement or Disability, the Options granted hereunder to Optionee shall be exercisable within one (1) year after the date of Optionee's death, and the options shall be exercisable for all of the Shares covered thereby. If Optionee shall die within three (3) months after termination of employment with the Company for a reason other than Retirement or Disability, the Options granted hereunder to Optionee shall be exercisable within one (1) year after the date of Optionee's death, but the Options may not be exercised for more than the number of Shares, if any, as to which the Options were exercisable by Optionee immediately prior to his death. The legal representative, if any, of Optionee's estate, or otherwise the appropriate legatees or distributees of Optionee's estate, may exercise the Option on behalf of Optionee.

          c. In the event Optionee's employment shall terminate on account of Retirement or Disability, the Options held by Optionee, to the extent exercisable through the date of such retirement or disability, may be exercised by Optionee, provided such exercise occurs within both the remaining effective term of the Options and three months from the date of termination of employment.

          d. In the event of Optionee's Voluntary Termination of Employment, Optionee may exercise the Options within both the remaining effective term of the Options and three months from the date of termination, but the Options may not be exercised for more than the number of shares, if any, as to which the Options were exercisable by Optionee immediately prior to such termination of employment.

          e. In the event Optionee shall have an Involuntary Termination of Employment "For Cause" (as defined below), no exercise period shall exist and Optionee shall forfeit the Options as of the date of termination.

          f. To the extent not then exercisable in accordance with this Section, the Options shall terminate on the date Optionee's employment terminates with the Company.

          g. For purposes of this Agreement, termination of employment shall be considered to occur when an employee is no longer an employee of the Company or any Subsidiary. Whether an authorized leave of absence or absence on military or government service shall constitute termination of employment for purposes of this Plan shall be determined by the Committee. Retirement shall be considered to mean retirement pursuant to any applicable retirement plan of the Company or any of its Subsidiaries. Termination "For Cause" shall mean termination of Optionee's employment with the Company as a result of or caused by Optionee's theft or embezzlement from the Company, the violation of a material term or condition of his employment, the disclosure by Optionee of confidential information of the Company, conviction of Optionee of a crime of moral turpitude, Optionee's stealing trade secrets or intellectual property owned by the Company, any act by Optionee in competition with the Company or any other act, activity or conduct of Optionee which in the opinion of the Company is adverse to the best interests of the Company.

5. Transfer of Options. Unless the Company, upon advice of its securities counsel, directs otherwise, the Options may not be assigned or transferred in any manner except upon the death of Optionee by will or by the laws of descent and distribution. During the lifetime of Optionee, the Options shall be exercisable only by Optionee.

6. Reservation of Shares. The Company, during the term hereof, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements hereof. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

7. Application of Section 16(b). The parties acknowledge that, if the Company has a class of securities required to be registered pursuant to the Securities Exchange Act of 1934, and if Optionee is an officer, director or ten percent (10%) shareholder of the Company, the grant to Optionee of Options hereunder, or the Optionee's sale of shares underlying the Options, may, unless the Plan is qualified under Rule 16b-3 of the SEC, subject Optionee to liability under the insider trading prohibitions of Section 16(b) of the Securities Exchange Act of 1934, if Optionee purchases or sells Common Stock of the Company within six months before or after the grant of the Options, or within six months before or after the sale of the shares underlying the Options. This acknowledgment is for informational purposes only and is not to be construed as increasing, limiting or describing the rights and obligations of the parties hereunder.

8. Restriction on Option Exercise. Notwithstanding any contrary provision hereof, the Options may not be exercised by Optionee unless the shares to be acquired by Optionee have been registered under the Securities Act of 1933 (the "Act"), and any other applicable securities laws of any other state, or the Company receives an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that the exercise of the Options and the issuance of shares pursuant to the exercise is registered or exempt from such registration requirements. Optionee shall represent that unless and until the shares have been registered under the Act and applicable state securities laws: (1) Optionee is acquiring the shares for investment purposes only and without the intent of making any sale or disposition thereof; (2) Optionee has been advised and understands that the shares have not been registered for sale pursuant to federal and state securities laws and are "restricted securities" under such laws; and (3) Optionee acknowledges that the shares will be subject to stop transfer instructions and bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. NO OFFER, SALE OR TRANSFER MAY TAKE PLACE WITHOUT PRIOR WRITTEN APPROVAL OF THE COMPANY BEING AFFIXED HERETO. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, SUCH APPROVAL SHALL BE GRANTED ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF SHAREHOLDER'S COUNSEL AT SHAREHOLDER'S EXPENSE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THIS CERTIFICATE MAY BE LAWFULLY TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION.

9. Withholding of Taxes. The Options may not be exercised unless Optionee has paid or has made provision satisfactory to the Company for payment of, federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company may be obligated to collect as a result of the issue or transfer of Common Stock upon such exercise of the Options. In its sole discretion, and at the request of Optionee, the Company may permit Optionee (other than an Optionee who would be subject to Section 16(b) of the Exchange
Act) to satisfy the obligation imposed by this Section, in whole or in part, by instructing the Company to withhold up to that number of shares otherwise issuable to Optionee with a fair market value equal to the amount of tax to be withheld.

10. Mergers, Reorganizations, and Certain Other Changes. In the event of the Company's liquidation, reorganization, separation, merger or consolidation into, or acquisition of property or stock by another corporation, or sale of substantially all assets to another corporation, the rights of Optionee with respect to the Options granted hereunder shall be governed by the Committee, as provided in the Plan.

11. Antidilution. The aggregate number of shares of Common Stock available for issuance under the Options, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock subsequent to the date of this Agreement resulting from a recapitalization, reorganization, merger, consolidation or similar transaction as provided in the Plan.

12. No Rights as a Stockholder. Optionee or a permitted transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until the date as of which stock is issued following exercise of such Options. Except as provided in this Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or any other distributions for which the record date is prior to the date as of which such stock is issued.

13. No Employment Rights. This Agreement is not an employment agreement or contract and does not grant any employment rights to Optionee.

14. Other Provisions. The Company may, as a condition precedent to the exercise of the Options, require Optionee (including, in the event of Optionee's death, his legal representatives, legatees or distributees) to enter into such agreements or to make such representations as may be required to make lawful the exercise of the Options and the ultimate disposition of the shares acquired by such exercise.

15. Notices. Any notice which either of the parties hereto is required or permitted to give to the other must be in writing and may be given by personal delivery or by mailing the same by registered or certified mail, return receipt requested, to the party to which or to whom the notice is directed, at the address each party designates in writing. Any notice mailed to such address shall be effective when deposited in the mail, duly addressed and postage prepaid, notwithstanding failure by the addressee thereof to receive the mailed notice.

16.      Governing  Law. All transactions contemplated hereunder and all rights
of  the  parties  hereto  shall  be  governed  as  to  validity,   construction,
enforcement and in all other respects by the laws and decisions of the State of Utah.

17. Titles. The titles of the sections of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

18. Amendment. This Agreement shall not be modified or amended except by written agreement signed by all of the parties hereto.

19. Attorney's Fees and Costs of Enforcement. If any party to this Agreement shall incur any costs resulting from enforcement of this Agreement, the defaulting party shall be liable to the prevailing party for such costs. Costs, as used herein, shall include costs of enforcement, interpretation, or collection, including without limitation, reasonable attorney's fees, court costs, collection charges, travel and other related or similar expenses.

20.      Severability  of  Provisions.   Any  provision of  this Agreement that
is invalid, prohibited, or unenforceable in any jurisdiction, shall not invalidate the remainder of the provision or the remaining provisions of the Agreement.

21. Entire Agreement. Subject to the Plan, a copy of which in its present form is available from the Secretary of the Company, this Agreement contains all of the representations, declarations and statements from either party to the other and expresses the entire understanding between the parties with respect to the transactions provided for herein. All prior memoranda, letters, statements and agreements concerning this subject matter, if any, are merged in and replaced by this Agreement.

22. Pronouns, Number and Gender. Wherever necessary to implement the intent of the parties hereto, references herein to the singular shall be interpreted as the plural, and vice versa, and the feminine, masculine or neuter gender shall be treated as one of the other genders.

23. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

24. Defined Terms. The capitalized terms contained in this Agreement but not otherwise defined herein shall have the same meanings given to them in the Plan.

25. Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                  COMPANY:         NEBO PRODUCTS, INC.,
                                   a Utah corporation


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                  OPTIONEE:
                                   ---------------------------------------------